- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement            / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                 (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         THE STANDARD REGISTER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:___________

  (2) Aggregate number of securities to which transaction applies:______________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________

  (4) Proposed maximum aggregate value of transaction:__________________________

  (5) Total fee paid:___________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:___________________________________________________

  (2) Form, Schedule or Registration Statement No.:_____________________________

  (3) Filing Party:_____________________________________________________________

  (4) Date Filed:_______________________________________________________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

March 24, 1995

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of The Standard Register Company ("Company") which will be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio at 11:00 A.M. Eastern Daylight Savings Time on Wednesday, April 19, 1995.

This year, in addition to fixing the number of, as well as electing, directors and approving the selection of auditors, you are being asked to consider and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company. A description of this amendment and the reasons for our recommendation that you give this amendment your support are set forth in the attached Proxy Statement which you are encouraged to read carefully.

Your Board of Directors is convinced that the proposed amendment is in the best interest of the Company and all its shareholders, and recommends that you vote "FOR" each proposal to be considered at this year's Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Because approval of Proposal #3, increasing the authorized shares of Common Stock, requires the affirmative vote of the holders of 75% of the outstanding shares of the Company's Common Stock, we personally urge you to sign, date and mail promptly the enclosed proxy in the return envelope provided for your convenience.

Thank you for your cooperation.

Very truly yours,

Peter S. Redding
President and
Chief Executive Officer

Paul H. Granzow
Chairman of the Board

                                     LOGO


- -  Standard Register.          -   P.O. Box 1167  -  Dayton, OH 45401


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        OF THE STANDARD REGISTER COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders ("Annual Meeting") of The Standard Register Company, an Ohio corporation ("Company"), will be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 19, 1995 at 11:00 A.M., Eastern Daylight Savings Time, for the following purposes:

     (1) To fix the number of directors to be elected;

     (2) To elect a Board of Directors;

     (3) To amend Article Fourth of the Amended Articles of Incorporation of the Company to increase the authorized number of shares of stock from 35,225,000 shares of stock with a par value of $1.00 each, of which 30,500,000 are known and designated as Common Stock and of which 4,725,000 are known and designated as Class A Stock to 55,225,000 shares of stock with a par value of $1.00 each, of which 50,500,000 will be known and designated as Common Stock and of which 4,725,000 will be known and designated as Class A Stock;

     (4) To appoint and retain Battelle & Battelle, Certified Public Accountants, as the Company's auditors for the year 1995; and

     (5) The transaction of such other business as may properly come before such meeting or any adjournments thereof.

     Pursuant to the Code of Regulations, the Board of Directors has fixed the close of business on February 24, 1995, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments. Only shareholders of record on such date will be entitled to notice of and to vote at the Annual Meeting or any adjournments.

                                           Rebecca A. Kagan
                                           Secretary

Dayton, Ohio
March 24, 1995

/ WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN / / AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE./

                         THE STANDARD REGISTER COMPANY

- --------------------------------------------------------------------------------

                                PROXY STATEMENT

                                      FOR

                                 ANNUAL MEETING

                                       OF

                                  SHAREHOLDERS

- --------------------------------------------------------------------------------

                          PRINCIPAL EXECUTIVE OFFICES:
                               600 ALBANY STREET
                            DAYTON, OHIO 45401-1167
                                 (513) 443-1000

                          Mailing Date: March 24, 1995

- --------------------------------------------------------------------------------

This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders ("Annual Meeting") of The Standard Register Company, an Ohio corporation ("Company" or "Corporation"), to be held at The Mandalay Banquet Center, 2700 East River Road, Dayton, Ohio, on Wednesday, April 19, 1995, at 11:00 A.M., Eastern Daylight Savings Time.

A. SOLICITATION AND REVOCATION OF PROXIES

THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Properly executed proxies received in time to be voted at the Annual Meeting or any adjournments thereof will be voted in accordance with the instructions indicated on such proxies unless such proxies have been revoked. If no choice is specified, the shares will be voted as recommended by the Board of Directors. Proxies may be revoked by giving a later dated proxy to the Company or by giving notice of revocation to the Company in writing or orally at the Annual Meeting. The presence by a shareholder at the Annual Meeting will not, by itself, revoke a proxy. The proxies solicited on behalf of the Board of Directors of the Company contain the authority to vote the shares of stock cumulatively in the election of directors to the Company's Board of Directors at the Annual Meeting.

B. SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

In accordance with applicable regulations of the Securities and Exchange Commission, any proposal of a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 1996 Annual Meeting of the Company to be held on April 17, 1996, must be received by the Company on or before November 27, 1995, at its principal executive offices located at 600 Albany Street, Dayton, Ohio 45408.

C. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business February 24, 1995, are entitled to vote at the Annual Meeting or any adjournments thereof. At that date, the Company had outstanding and entitled to vote 23,940,017 shares of Common Stock (each share having one vote) and 4,725,000 shares of Class A Stock (each share having five votes).

  All properly cast votes, in person or by proxy, will be counted for purposes of the issues to be voted on at the Annual Meeting. Abstentions and broker non-votes will not be counted and therefore will have no impact on the vote for fixing the number of directors, the plurality vote for electing the directors or the vote for auditors. Approval of Proposal #3, to increase the authorized shares of Common Stock, requires the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of the Company's Common Stock voting separately as a class and also by the holders of shares entitled to exercise two-thirds of the voting power of the Company. Therefore, abstentions and broker non-votes will have the same effect as a "No" vote on Proposal #3.

  On February 24, 1995, the following persons owned of record or beneficially, as trustees or beneficiaries, more than five percent (5%) of any class of equity security of the Company (each share of Class A Stock carries five (5) votes and each share of Common Stock carries one (1) vote):

       NAME AND                                                                    PERCENT OF
      ADDRESS OF               NATURE OF              CLASS AND                     COMBINED
      BENEFICIAL              BENEFICIAL               NUMBER         PERCENT        VOTING
        OWNERS                 OWNERSHIP              OF SHARES       OF CLASS       POWER
- ---------------------------------------------------------------------------------------------
Paul H. Granzow         Co-Trustees under       2,516,856 shares       53.27%        38.67%
50 E. Third St.         the Last Will and       Class A                24.27%
Dayton, OH 45402        Testament of
   and                  John Q. Sherman,        5,810,508 shares
James L. Sherman        Deceased                Common
2720 Philadelphia Dr.
Dayton, OH 45405 (1)

William P. Sherman (2)  As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,072 shares          3.47%
                                                Common
                        Sole voting and         48,115 shares            .20%         5.63%
                        dispositive             Common
                        power

Mary C. Nushawg (2)     As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
33308                                           830,072 shares          3.47%
                                                Common
                        Sole voting and         12,924 shares            .05%         5.55%
                        dispositive             Common
                        power

James L. Sherman (2)    As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,072 shares          3.47%
                                                Common
                        Sole voting and         78,668 shares            .33%         5.69%
                        dispositive             Common
                        power

Helen L. Tormey (2)     As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,073 shares          3.47%
                                                Common
                        Sole voting and         25,668 shares            .11%         5.58%
                        dispositive             Common
                        power

Robert N. Sherman (2)   As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,073 shares          3.47%
                                                Common
                        Sole voting and         47,988 shares            .20%         5.63%
                        dispositive             Common
                        power

       NAME AND                                                                    PERCENT OF
      ADDRESS OF               NATURE OF              CLASS AND                     COMBINED
      BENEFICIAL              BENEFICIAL               NUMBER         PERCENT        VOTING
        OWNERS                 OWNERSHIP              OF SHARES       OF CLASS       POWER
- ---------------------------------------------------------------------------------------------
Charles F. Sherman (2)  As Beneficiary          359,551 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,073 shares          3.47%
                                                Common
                        Sole voting and         50,268 shares            .21%         5.63%
                        dispositive             Common
                        power

Patricia L. Begley (2)  As Beneficiary          359,550 shares          7.61%
50 East Third St.       under Trust             Class A
Dayton, OH 45402        named above
                                                830,073 shares          3.47%         5.53%
                                                Common

The Fifth Third Bank    Sole Surviving          1,081,329 shares       22.89%        16.82%
Cincinnati, OH 45202    Trustee under           Class A                10.84%
(3)                     the Will and
                        Testament of
                        William C.              2,595,312 shares
                        Sherman,                Common
                        Deceased

The Fifth Third Bank    Sole Surviving          1,071,624 shares       22.68%        16.67%
Cincinnati, OH 45202    Trustee under           Class A                10.74%
(4)                     Trust Agreement
                        dated December 29,
                        1939, with              2,571,912 shares
                        William C. Sherman,     Common
                        Deceased

Quest Advisory Corp.    Sole voting and         1,220,810 shares        5.10%         2.57%
New York, NY 10019 (5)  dispositive             Common
                        power

- --------------------------------------------------------------------------------
 (1) Paul H. Granzow and James L. Sherman, the Trustees under the Last Will and Testament of John Q. Sherman, deceased, hold the voting securities in separate equal trusts for each of the seven (7) surviving children of John
    Q. Sherman, deceased, each of whom is a life beneficiary of his or her respective trust. The Trustees share voting and investment power for the securities in the trusts. The Will of John Q. Sherman requires the Trustees to give to each child, upon his or her request, a proxy authorizing said child to vote the voting securities held in his or her respective trust.

(2) None of the persons who are beneficiaries of the above trust, the seven (7) surviving children of John Q. Sherman, owns in his or her own name more than five percent (5%) of the outstanding voting securities of the Company; however, each has the right, upon his or her request, to vote the voting securities of the Company held by the trustee in his or her respective trust. Each of the seven (7) beneficiaries has the right to vote 5.53% of the outstanding votes of the stock of the Company by reason of each beneficiary's right to request a proxy to vote both Class A and Common Stock in his or her respective trust.

(3) The trust under the Last Will and Testament of William C. Sherman, deceased, provides for the payment of net income for life to Helen Margaret Hook Clarke, niece of William C. Sherman, deceased. The Trustee, The Fifth Third Bank ("Fifth Third"), has the sole voting and investment power for the securities in the testamentary trust. This trust shall hereinafter be referred to as the "William C. Sherman Testamentary Trust".

(4) The trust created under the Agreement with William C. Sherman dated December 29, 1939, provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman, deceased. Fifth Third has the sole voting and investment power for the securities in the trust. This trust shall hereinafter be referred to as the "William C. Sherman Inter Vivos Trust". The William C. Sherman Testamentary Trust and the William C. Sherman Inter Vivos Trust shall hereinafter be referred to collectively as the "William C. Sherman Trusts".

(5) Charles M. Royce may be deemed to be a controlling person of Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC"), and as such may be deemed to beneficially own the shares of Common Stock of The Standard Register Company beneficially owned by Quest (1,220,810 shares of Common Stock) and QMC (26,050 shares of Common Stock). Mr. Royce does not own any shares outside of Quest and QMC, and disclaims beneficial ownership of the shares held by Quest and QMC.

  So far as is known to the Company, no other person as of February 24, 1995, owned beneficially more than five percent (5%) of any class of equity security of the Company.


  Each director and executive officer and former executive officer listed on the compensation table and all current directors and executive officers as a group beneficially own securities of the Company as follows:

                                                                                 PERCENT OF
                                                AMOUNT AND                        COMBINED
         NAME OF            TITLE OF             NATURE OF           PERCENT       VOTING
   BENEFICIAL OWNER           CLASS        BENEFICIAL OWNERSHIP      OF CLASS      POWER
- -------------------------------------------------------------------------------------------
Roy W. Begley, Jr.         Common         Joint voting and            0.002%        0.001%
  Director                                investment power- 500
                                          shares (1)

Craig J. Brown             Common         Sole voting and             0.074%        0.037%
  Vice                                    investment power- 17,764
  President-Finance,                      shares
  Treasurer & CFO

Ralph R. Burchenal         Common         Sole voting and             0.013%        0.006%
  Director                                investment power- 3,000
                                          shares

Gerard B. Chadwick         Common         Sole voting and             0.107%        0.054%
  Former Executive                        investment power- 25,627
  Officer                                 shares
                           Common         Joint voting and            0.015%        0.007%
                                          investment power- 3,522
                                          shares (2)

F. David Clarke, III       Common         Joint voting and            0.028%        0.014%
  Director                                investment power- 6,776
                                          shares (3)
                           Class A        Sole voting power- 5,096    0.108%        0.054%
                                          shares

John K. Darragh            Common         Sole voting and             0.245%        0.123%
  Director                                investment power- 58,654
                                          shares

Paul H. Granzow            Common         Sole voting and             0.118%        0.059%
  Director and Chairman                   investment power- 28,258
  of Board                                shares (4)(5)

Rebecca A. Kagan           Common         Sole voting and             0.018%        0.009%
  Corporate Secretary &                   investment power- 4,238
  In-House Counsel                        shares

Mary C. Nushawg            Common         Sole voting and             0.054%        0.027%
  Director                                investment power- 12,924
                                          shares
                           Common         Sole voting power-          3.467%        1.745%
                                          830,072 shares (6)
                           Class A        Sole voting power-          7.610%        3.780%
                                          359,551 shares (6)

Peter S. Redding           Common         Sole voting and             0.085%        0.043%
  Director and                            investment power- 20,437
  President and Chief                     shares (7)
  Executive Officer

John J. Schiff, Jr.        Common         Sole voting and             0.109%        0.055%
  Director                                investment power- 26,200
                                          shares

Charles F. Sherman         Common         Sole voting and             0.210%        0.106%
  Director                                investment power- 50,268
                                          shares
                           Common         Sole voting power-          3.467%        1.745%
                                          830,073 shares (8)
                           Class A        Sole voting power-          7.610%        3.780%
                                          359,551 shares (8)

John Q. Sherman, II        Common         Sole voting and             0.001%        0.000%
  Director                                investment power- 160
                                          shares

Joseph V. Schwan           Common         Sole voting and             0.042%        0.021%
  Vice President- Forms                   investment power- 10,025
  Sales & Marketing                       shares
                           Common         Joint voting and            0.003%        0.001%
                                          investment power- 650
                                          shares (9)

                                                                                 PERCENT OF
                                                AMOUNT AND                        COMBINED
         NAME OF            TITLE OF             NATURE OF           PERCENT       VOTING
   BENEFICIAL OWNER           CLASS        BENEFICIAL OWNERSHIP      OF CLASS      POWER
- -------------------------------------------------------------------------------------------
Harry A. Seifert, Jr.      Common         Sole voting and             0.123%        0.062%
  Vice President- Forms                   investment power- 29,435
  Manufacturing                           shares (10)
                           Common         Joint voting and            0.008%        0.004%
                                          investment power- 1,950
                                          shares (11)

Michael Spaul              Common         Sole voting and             0.072%        0.036%
  Vice President &                        investment power- 17,271
  General Manager-                        shares
  Communicolor Div.

On February 24, 1995,      Common         1,948,655 shares (1)(3);    10.587%        5.334%
the shares beneficially                   4.;5.;6.;7.;8.;9.;10.;11.
owned by all current       Class A        724,198 shares (6)(8)       20.083%        9.964%
executive officers and
directors as a group
(15 persons in group)

- --------------------------------------------------------------------------------

(1) Roy W. Begley, Jr. and his wife Margaret Begley own as joint tenants 500 shares of Common Stock of the Company. Margaret Begley owns 130 shares of Common Stock of the Company as to which Mr. Begley disclaims beneficial ownership.

(2) Gerard B. Chadwick and his wife, Mildred E. Chadwick, own as joint tenants 3,522 shares of Common Stock of the Company.

(3) F. David Clarke, III and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Common Stock of the Company.

(4) Paul H. Granzow and James L. Sherman are trustees under the Last Will and Testament of John Q. Sherman. As such, Paul H. Granzow and James L. Sherman have the power to vote shares held by the trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trust owns, in trust, 2,516,856 shares of Class A Stock and 5,810,508 shares of Common Stock which in the aggregate represents 38.67% of the outstanding votes of the Company. Paul H. Granzow and James L. Sherman share the investment power with respect to Class A and Common Stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in the trusts.

(5) Lana T. Granzow, the wife of Paul H. Granzow, owns 1,220 shares of Common Stock of the Company. Paul H. Granzow disclaims beneficial ownership of these shares of Common Stock.

(6) Mary C. Nushawg is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 359,551 shares of Class A Stock and 830,072 shares of Common Stock of the Company.

(7) Lorelei L. Redding, the wife of Peter S. Redding, owns 250 shares of Common Stock of the Company. Peter S. Redding disclaims beneficial ownership of these shares of Common Stock.

(8) Charles F. Sherman is a beneficiary of the John Q. Sherman Trust and as such has the right to vote 359,551 shares of Class A Stock and 830,073 shares of Common Stock of the Company.

(9) Joseph V. Schwan and his wife, Charlann Schwan, own as joint tenants 650 shares of Common Stock of the Company.

(10) Harry A. Seifert, Jr. is custodian for shares held under the Uniform Gift to Minors Act of Ohio on behalf of his children Heather L. Seifert and Harry A. Seifert, III, 1,200 shares for each.

(11) Harry A. Seifert, Jr. and his wife, Joan Seifert, own as joint tenants 1,950 shares of Common Stock of the Company.


D. PERFORMANCE GRAPH

The following graph portrays a comparison of the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock from December 31, 1989 to December 31, 1994 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and (B) the difference between the Company's share price at the end and the beginning of the periods presented, by (ii) the share price at the beginning of the periods presented) with the NASDAQ Equity Index and a Peer Group Index. The Peer Group consists of Duplex Products, Inc. and Moore Corporation, Ltd. which are competitors of the Company.

       Measurement Period
      (Fiscal Year Covered)               SRC              Peer             NASDAQ
- ---------------------------------------------------------------------------------------
1989                                     100.0             100.0             100.0
1990                                      68.3              80.5              84.9
1991                                      95.2              78.9             136.3
1992                                     127.8              67.1             158.6
1993                                     152.2              78.8             180.9
1994                                     132.9              81.2             176.9

E. EXECUTIVE COMPENSATION

1. EXECUTIVE COMPENSATION REPORT OF THE BOARD OF DIRECTORS

The Compensation Committee (i) recommends annually to the Board of Directors for its approval the salaries for the Company's executive officers, and (ii) studies all forms of executive compensation and incentives and reports to the Board of Directors from time to time the results of the Committee's studies. The Compensation Committee does not have the authority to determine the compensation of any employee, officer or director of the Company.

  In determining its recommendations to the Board of Directors for executive salaries, the Compensation Committee assigned each executive position, including the President and Chief Executive Officer position, a salary range that defined a minimum, midpoint and maximum salary commensurate with the responsibilities of the job, as determined by periodic compensation guidelines provided to the Company by independent compensation consultants engaged by it. In 1993, the consultants reviewed a group of nineteen companies that supply various types of office products. The consultants provided the range of salaries paid by those companies for various types of executive positions and the Committee utilized that information in recommending salaries for the Company's executive officers for similar positions. The nineteen companies included the two that are utilized in the performance graph. The mid point of the range approximated the average pay of the range according to the consultants. Factors that determined the salary within the range included objective performance and level of experience. The range was adjusted to reflect changes in the cost of living and the competitive business climate from the prior year. Executive salaries were targeted at the midpoint of the range, but in relative terms were in the lower quartile (0-25%) of salaries for similar positions in the industry. The Company's incentive-based bonus plans took total compensation levels to the third quartile (50%-75%) of compensation for similar positions within the industry. The compensation system developed over the years by the Company is designed so that a relatively high percentage of all compensation is incentive-based. Executive officers' positions within the salary range were established as a function of performance. Executive officers' performance was judged on both a subjective and objective basis, the latter measured against specific, personal objectives agreed upon at the outset of the year by the executive and the President and CEO. Merit salary increases were awarded on the basis of the performance rating.

  The President and CEO's performances were judged on a subjective basis by the Board of Directors. John K. Darragh's salary as the President and CEO of the Company was determined in the same manner as all other executive officers of the Company except that his performance was judged on a subjective basis by the Board of Directors. After reviewing the recommendations of the Compensation Committee, the entire Board of Directors adopted those recommendations as its own and implemented the salary levels recommended. Upon Mr. Darragh's retirement on December 16, 1994, Peter S. Redding became President and Chief Executive Officer. Mr. Redding's salary as the President and CEO of the Company was determined in the same manner as all other executive officers of the

Company except that his performance was judged on a subjective basis by the Board of Directors. After reviewing the recommendations of the Compensation Committee, the entire Board of Directors adopted those recommendations as its own and implemented the salary levels recommended. The Committee did not take into account the employment agreement for Mr. Darragh discussed under "Termination of Employment and Change-In-Control Arrangements" below, in recommending Mr. Darragh's salary. CEO salaries were not determined by specific performance measures.

  All bonuses were determined by specific performance measures provided in the incentive plans discussed below. The Company's executive officers' bonuses were established by the Company's Key Employees Incentive Plan, as amended (the "Incentive Plan"), and the Company's Stock Incentive Plan, as amended ("Stock Plan"), which were originally approved by the Company's shareholders in 1976 and 1978. Neither the Compensation Committee nor the Board of Directors determine the bonuses which are paid to the Company's executive officers as the bonus amounts are predetermined under the Incentive Plan and Stock Plan formulas.

  The Incentive Plan requires the Company annually to provide three percent (3%) of the pre-federal income tax profit of the Company (before the amount accrued for the Incentive Plan and exclusive of extraordinary items) as an incentive to and for the benefit of all Executive Officers and Corporate and Forms Division headquarters' employees. Each person shares pro-rata in the bonus pool, based on their targeted participation level determined by the point value of their job description. Each officer's targeted participation is equivalent to 50% of their salary. If the bonus pool exceeds the amount required to pay each person their full targeted participation, the excess amount is allocated pro-rata among the management participants, including officers, with payment deferred until after age 65. The maximum amount that may be deferred is equivalent to their targeted participation level, 50% in the case of officers.

  The Stock Plan requires the Company annually to provide an amount equal to the lesser of (a) four percent (4%) of the Company's annual pre-federal income tax profit in excess of the Company's 1976 pre-federal income tax profit or (b) four percent (4%) of the Company's annual pre-federal income tax profit in excess of thirty-one and five-tenths percent (31.5%) of the Company's pre-federal income tax profit for the immediately preceding fiscal year as an incentive to all officers and certain key employees of the Company. The relative participation of each officer in the Stock Plan is in proportion to the officer's annual salary with payment made fifty percent (50%) in cash and fifty percent (50%) in Common Stock of the Company.

  Pre-federal income tax profit means the Company's net income as reported to the Company's shareholders, plus (i) federal income tax expense, (ii) the Key Employees' 'Maximum Incentive Reserve', and (iii) the 'Stock Incentive Reserve' exclusive of any extraordinary items, if any, as verified by the Company's independent Certified Public Accountants.

  The Incentive Plan and Stock Plan effectively tie a major portion of each executive officer's compensation to corporate profit performance. The Stock Plan has the added feature of placing fully-valued Company stock in the hands of executive officers, creating the opportunity for capital gains from higher stock prices produced by improving the Company's performance. Both Plans are administered by the Board of Directors. The Board does not have the discretion to readjust or waive the formula.

  The Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million per year paid to the chief executive officer as well as to other executive officers listed in the compensation table will not be deductible unless the compensation is performance based and the related compensation is approved by shareholders. The Compensation Committee met to evaluate executive compensation issues, and was advised by Special Counsel that the Company would not be impacted by the Section 162(m) limitation on deductibility of applicable employee compensation paid to covered employees, as those two terms are defined in the Code, for 1994. No covered employee earned compensation, not otherwise excluded, in excess of $1 million in 1994. The Committee appraised the Board of Directors of its findings.

THE BOARD OF DIRECTORS:

        Roy W. Begley, Jr.         Mary C. Nushawg
        Ralph R. Burchenal         Peter S. Redding
        F. David Clarke, III       John J. Schiff, Jr.
        John K. Darragh            Charles F. Sherman
        Paul H. Granzow            John Q. Sherman, II

2. SUMMARY COMPENSATION TABLE

- --------------------------------------------------------------------------------

                                           ANNUAL COMPENSATION         ALL OTHER
                                         ------------------------     COMPENSATION
       NAME AND PRINCIPAL                 SALARY       BONUS ($)      ------------
          POSITION              YEAR       ($)        (1) (2) (3)       ($) (4)
- ----------------------------------------------------------------------------------
Peter S. Redding                1994      274,000        447,607           924
President and Chief             1993      224,000        429,089(5)        899
Executive Officer               1992      315,000        353,789           873
Joseph V. Schwan                1994      168,000        274,445           924
Vice President --               1993      160,700        275,450           899
Forms Sales & Marketing         1992      154,500        254,234          None
Michael Spaul                   1994      140,000        228,705           924
Vice President &                1993      132,000        271,395(5)        899
General Manager                 1992      127,000        208,982           873
COMMUNICOLOR
Harry A. Seifert, Jr.           1994      138,700        226,580           924
Vice President --               1993      133,400        266,271(5)        899
Forms Manufacturing             1992      128,250        211,040           873
Craig J. Brown                  1994      120,000        196,032           924
Vice President --               1993      109,000        224,447(5)        899
Finance, Treasurer              1992      104,500        171,958           873
& Chief Financial
Officer
John K. Darragh (6)             1994      580,500(7)     664,059           924
Former President                1993      580,500(7)     756,952(5)        899
and Chief Executive             1992      564,900(7)     643,238           873
Officer
Gerard B. Chadwick (8)          1994      134,000        218,902           924
Former Vice President --        1993      128,700        228,123(5)        899
Customer Service                1992      126,700        208,488           873
& Communications
- ----------------------------------------------------------------------------------

  (1) Includes the following: (a) The cash incentive earned by the officers pursuant to the Company's Stock Plan; (b) The market value of the shares of Common Stock of the Company as of December 31, of 1992 ($18.00 per share), 1993 ($20.75 per share) and 1994 ($17.50 per share) which were earned by the Company officers in those years but which were received in the following year pursuant to the Stock Plan; and (c) The cash incentive earned by the Company officers pursuant to the Company's Incentive Plan. The cash incentives were earned by the Company officers in 1992, 1993 and 1994 but were paid in the following year pursuant to the Incentive and Stock Plans.

  (2) Includes amounts deferred by the officers pursuant to Section 401(k) of the Internal Revenue Code under The Standard Register Employees Savings Plan (the "Savings Plan").

  (3) Includes amount earned under the Incentive Plan, in excess of the 50% annual base salary target level, with payment deferred until normal retirement or earlier termination date.

  (4) Includes the Company's matching contributions under the Savings Plan. The Savings Plan provides that the Company may make an annual matching contribution for each participant in an amount up to ten percent (10%) of each participant's contribution; provided, however, the Company's matching contribution for each participant shall in no event exceed six-tenths (.6) of one percent (1%) of the participant's eligible compensation. Employee contributions to the Savings Plan are fully vested to the participants. The Company's matching contribution has a vesting schedule so that one hundred percent (100%) of the Company's matching contribution will vest after five (5) years of Company service.

  (5) Includes the cash incentive earned by the Company officers pursuant to an Officer Supplemental Bonus Plan (the "Supplemental Plan") adopted on December 13, 1990 by the Board of Directors of the Company as an incentive to and reward to the Company's officers for extraordinary effort in restructuring the Company's operations with the objective of increasing the annual pre-tax earnings of the Company from January 1, 1991 to December 31, 1993. The Supplemental Plan provided that the Company's officers would earn a group cash bonus equal to one percent (1%) of the total aggregate increase, if any, in the Company's pre-tax earnings attained during the Company's 1991, 1992 and 1993 fiscal years in excess of $150,000 up to $208,800,000 plus six percent (6%) of the amount in excess of $208,800,000.

  (6) Mr. Darragh retired as President and Chief Executive Officer of the Company on December 16, 1994, and Mr. Redding was appointed to this position on that date.

  (7) Includes $174,000 paid to John K. Darragh in each of the three (3) years pursuant to an employment contract as amended, between the Company and Mr. Darragh.

  (8) Mr. Chadwick retired as Vice President - Customer Service and Communications of the Company on December 31, 1994.

  The Stanreco Retirement Plan (the "Stanreco Plan") is a Pension Benefit Guarantee Corporation insured plan and pro-vides for retirement benefits based on the average pay of the highest five (5) years of total plan participation. The Stanreco Plan is funded, in part, by contributions by the Stanreco Plan participants. The annual contributions by the Company are computed on an actuarial basis. The Company's annual contribution to the Stanreco Plan with respect to an individual person is not and cannot readily be separately or individually calculated by the Stanreco Plan actuaries. In 1994, the Company's contribution to the Plan amounted to 5.52% of the total remuneration of the participants in the Stanreco Plan. All forms of remuneration, excluding overtime and shift differential remuneration, are covered by the Stanreco Plan.

  The Company has a non-qualified retirement plan known as The Standard Register Company Non-Qualified Retirement Plan ("Non-Qualified Plan"). Benefits under the Non-Qualified Plan are determined by the same formula used in the Stanreco Plan. The Non-Qualified Plan is supplemental to the Stanreco Plan in that it provides retirement benefits which would have been payable from the Stanreco Plan but for the limits imposed by the Tax Reform Act of 1986. The Company does not currently fund or contribute to the Non-Qualified Plan but does accrue projected benefit expense annually.

  The Company also has a supplemental non-qualified retirement plan known as The Standard Register Company Officers' Supplemental Non-Qualified Plan ("Supplemental Non-Qualified Plan). This Supplemental Non-Qualified Plan pays retirement benefits in addition to the Stanreco Plan and Non-Qualified Plan based on the number of years of credited service as an officer in excess of five
(5) years.

  For an officer, the sum of annual benefits earned under the Stanreco Plan, Non-Qualified Plan and Supplemental Non-Qualified Plan are subject to a limit of 50% of the average of the highest five (5) years of compensation.

  Table 1 shows the estimated annual retirement benefits payable from the Stanreco Plan and the Non-Qualified Plan to the Company's employees in specified remuneration and years of service classifications. Part of the estimated annual benefits include the return of and earnings on contributions made by the Company's employees. Table 2 shows the estimated annual retirement benefits payable from the Supplemental Non-Qualified Plan to the Company's officers in specified remuneration and years of officer service in excess of five (5) year classifications. An officer's annual retirement benefit is equal to the lesser of the sum of the benefits from Tables 1 and 2 or 50% of the average of the highest five (5) years of compensation.

TABLE 1
  AVERAGE OF FIVE                                           YEARS OF CREDITED SERVICE
  HIGHEST YEARS OF     ----------------------------------------------------------------------------------------------------
    COMPENSATION           1            5           10           15           20           25           30           35
  ----------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
     $  200,000            2,600       13,000       26,000       39,000       52,000       65,000       78,000       91,000
        300,000            3,900       19,500       39,000       58,500       78,000       97,500      117,000      136,500
        400,000            5,200       26,000       52,000       78,000      104,000      130,000      156,000      182,000
        500,000            6,500       32,500       65,000       97,500      130,000      162,500      195,000      227,500
        600,000            7,800       39,000       78,000      117,000      156,000      195,000      234,000      273,000
        700,000            9,100       45,500       91,000      136,500      182,000      227,500      273,000      318,500
        800,000           10,400       52,000      104,000      156,000      208,000      260,000      312,000      364,000
        900,000           11,700       58,500      117,000      175,500      234,000      292,500      351,000      409,500
      1,000,000           13,000       65,000      130,000      195,000      260,000      325,000      390,000      455,000

TABLE 2
  AVERAGE OF FIVE        YEARS OF OFFICER SERVICE IN EXCESS OF FIVE
  HIGHEST YEARS OF     -----------------------------------------------
    COMPENSATION          1            5           10           11
  ----------------     --------    ---------    ---------    ---------
     $  200,000           6,100       30,500       61,000       67,100
        300,000           9,150       45,750       91,500      100,650
        400,000          12,200       61,000      122,000      134,200
        500,000          15,250       76,250      152,500      167,750
        600,000          18,300       91,500      183,000      200,200
        700,000          21,350      106,750      213,500      241,450
        800,000          24,400      122,000      244,000      268,400
        900,000          27,450      137,250      274,500      301,950
      1,000,000          30,500      152,500      305,000      335,500

  The amounts of estimated annual benefits are based upon the assumption that the employee remains in the service of the Company until age 62, at which age the employee qualifies for the maximum retirement benefit. Retirement prior to age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Supplemental Non-Qualified Plan after the sixteenth year of Officer Service.

  The table below shows the average of the highest five years of total compensation and the years of service and officer service for each person listed in the executive compensation table.

                      AVERAGE OF
                   THE HIGHEST FIVE    YEARS OF   YEARS OF
                       YEARS OF        CREDITED   OFFICER
      NAME        TOTAL COMPENSATION   SERVICE    SERVICE
- ----------------  ------------------   --------   --------
Peter S. Redding       $509,597           27         13
Joseph V. Schwan       $273,452            2          4
Michael Spaul          $258,511           11          4
Harry A. Seifert       $298,350           28          8
Craig J. Brown         $249,194           20          8
John K. Darragh        $945,485           20         20
Gerard B.
  Chadwick             $309,054           35          8

  Information concerning each of the current Named Executive Officers who are not nominees for election as directors is as follows:

                                                SERVED AS
            NAME                   AGE        OFFICER SINCE
- ----------------------------    ---------    ---------------
CRAIG J. BROWN                     45             1987

  Mr. Brown has been Vice President-Finance, Treasurer and Chief Financial Officer since January 1, 1993. From 1986 through 1992, he served the Company in various executive and financial positions. Mr. Brown is Treasurer of STANFAST, Inc., a wholly owned subsidiary of The Standard Register Company.

JOSEPH V. SCHWAN                   58             1991

  Mr. Schwan has been Vice President-Forms Sales & Marketing since August 1, 1991. From approximately January of 1990 through July of 1991, Mr. Schwan was Vice President and Chief Operating Officer with Rittenhouse Paper. From 1964 until 1990, Mr. Schwan was employed by Wallace Business Forms with his last position being Executive Vice President. Mr. Schwan is a member of the Board of Directors of Hach Company in Loveland, Colorado, a producer of instrumentation and chemicals for analysis for the food and water industries.

HARRY A. SEIFERT                   57             1987

  Mr. Seifert has been Vice President-Forms Manufacturing since 1987.

MICHAEL SPAUL                      47             1991

  Mr. Spaul has been Vice President and General Manager - COMMUNICOLOR Division since 1989. From 1986 through 1989, he served the Company in various executive positions.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHARGE-IN-CONTROL ARRANGEMENTS

  The Company entered into an employment contract with Mr. Darragh which provided that the Company would pay him annually while he was employed, in addition to his base salary, an amount equal to the annual amount that he would have received in retirement pay under his original employment contract had he retired on November 1, 1989. This payment was excluded from the computation of his share of annual incentive payments under the Company's incentive plans. The employment contract further provided that Mr. Darragh would continue with the employment of the Company until age sixty-five and that the Company would employ him until age sixty-five unless the employment was terminated prior to that time with just cause. The contract provided that he would accept the office or offices of the Company to which he may from time to time have been elected by the Board of Directors, and that, unless he became permanently disabled, he would serve continuously in the office or offices to which he had been elected for and during the entire period from the date of his contract to age sixty-five, and perform such other duties and responsibilities as delegated to and imposed upon him by the Company. The contract also provides that if he continued in the employment of the Company until age sixty-five, the Company would supplement his retirement benefits from the Company's qualified retirement plan, the Stanreco Plan to the extent necessary to provide him annual retirement benefits equal to the greater of (i) one-half his highest annual base salary as an employee excluding bonuses and other incentive compensation, or (ii) the benefits which he would be eligible to receive if he were a participant under the Non-Qualified Plan described herein.

F. SUBJECTS TO BE CONSIDERED AT THE ANNUAL MEETING

  The subjects to be considered at the Annual Meeting or any adjournments thereof, so far as is known to the Board of Directors, are as follows:

PROPOSAL 1. FIXING NUMBER OF DIRECTORS

  The Company presently has ten (10) directors. The Board of Directors recommends fixing the total number of directors to be elected at ten (10). Unless otherwise indicated on the proxy card, it is intended by the Board of Directors that all shares of stock represented by a duly executed proxy card will be voted in favor of this recommendation.

  The affirmative vote of the holders of the majority of the votes cast upon this proposal is required for approval.

PROPOSAL 2. ELECTION OF DIRECTORS

  Unless otherwise indicated on the proxy card, it is intended by the Board of Directors that all shares of stock represented by a duly executed proxy card will be voted in favor of the election of the ten (10) persons as hereinafter named to be directors of the Company to hold office until the next annual election or until their successors shall be duly elected and qualified or until the earlier resignation, removal from office or death of such director. All nominees are presently directors of the Company.

  Although the Board of Directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any of them is unavailable, it is intended that the shares will be voted for substitute nominees as may be determined by the persons voting the proxies.

  Cumulative voting is permitted by the laws of Ohio in voting upon the election of directors if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting that the shareholder desires that the voting at such election be cumulative and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice. If any shares may be voted cumulatively for the election of directors, each shareholder present at the Annual Meeting and the persons voting the proxies shall have full discretion and authority to cumulate such voting power as the shareholder or proxy possesses and to give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as the shareholder or proxy sees fit.

  Nominee's receiving the highest number of votes cast for the positions to be filled will be elected.

  All nominees were previously elected as Directors of the Company by Shareholders at the last Annual Meeting.

  The names of the nominees recommended by the Company for election as directors and information concerning each of said nominees are as follows:

                                                SERVED AS
            NAME                   AGE       DIRECTOR SINCE
- ----------------------------    ---------    ---------------
ROY W. BEGLEY, JR. *               39             1994

  Mr. Begley has been an Investment Executive in the Private Banking Group of Society Investment, Inc. since April of 1994. Prior to that, he was an Investment Specialist with Provident Securities and Investments since August 1992. From 1987 to 1992, Mr. Begley was a Financial Consultant with Shearson-Lehman Brothers. He is a member of the Pension Advisory Committee of the Board of Directors.

RALPH R. BURCHENAL                 63             1992

  Mr. Burchenal has business interests in Florida and North Carolina and agricultural interests in Ohio and Montana. He is also an investor in several small businesses. He has been President of The French Broad River Company and Two Creek Corporation for more than five (5) years. He is also President of The Children's Hospital in Cincinnati, Ohio. He was formerly President of the First Mason Bank and an Executive Vice President of the Central Trust Company. He is a member of the Audit Committee and Compensation Committee of the Board of Directors.

F. DAVID CLARKE, III               38             1992

  Mr. Clarke has been Chairman of the Board of Directors as well as Vice President and General Counsel of Clarke-Hook Corporation since December of 1990. From 1985 to 1990 he was General Counsel to the Clarke-Hook Corporation. He was in the private practice of law prior to joining the Clarke-Hook Corporation. He is Chairman of the Compensation Committee and a member of the Pension Advisory Committee of the Board of Directors.

JOHN K. DARRAGH                    65             1977

  Mr. Darragh retired as President and Chief Executive Officer of the Company on December 16, 1994, after serving in that capacity since June 1, 1983. Prior to June 1, 1983, he served the Company in various executive and financial positions. He is Chairman of the Pension Advisory Committee of the Board of Directors.

PAUL H. GRANZOW                    67             1966

  Mr. Granzow has been Chairman of the Board of Directors of the Company since January 1, 1984. He was a partner in the law firm Turner, Granzow & Hollenkamp until December 31, 1983. From January 1, 1984 to September 16, 1992, he was Of Counsel with Turner, Granzow & Hollenkamp. He is a co-trustee of the John Q. Sherman Trust. See "Voting Securities and Principal Holders Thereof." He is a Senior Vice-President and a director of The Weston Paper and Manufacturing Co.

MARY C. NUSHAWG *                  73             1992

  Mrs. Nushawg's occupation has been personal investments for over five years. She is a member of the Compensation Committee of the Board of Directors.

PETER S. REDDING                   56             1992

  Mr. Redding was elected President & Chief Executive Officer of the Company on December 15, 1994 effective December 17, 1994. Prior to December 17, 1994, he served the Company in various executive, sales management and sales positions. Mr. Redding is a member of Society Bank, N.A., Dayton Region Advisory Board. Mr. Redding is President of STANFAST, Inc., a wholly-owned subsidiary of The Standard Register Company. He is an ex-officio member of all committees of the Board of Directors except for the Audit Committee.

JOHN J. SCHIFF, JR.                51             1982

  Mr. Schiff has been Chairman of the Board of Directors of John J. and Thomas
R. Schiff & Co., Inc., an insurance agency for more than five (5) years. He is also Chairman of the Board of Directors of The Cincinnati Insurance Company and the Cincinnati Financial Corporation. He is also a director of The Cincinnati Gas & Electric Company, Fifth Third Bancorp, The Fifth Third Bank, and the Cincinnati Bengals, Inc. He is Chairman of the Audit Committee and a member of the Pension Advisory Committee of the Board of Directors.

CHARLES F. SHERMAN *               67             1992

  Mr. Sherman has had personal business interests in Ohio and Kentucky for over five years. He is a member of the Audit Committee of the Board of Directors.

JOHN Q. SHERMAN, II *              41             1994

  Mr. Sherman has been a manufacturers' representative since 1985, representing
A. Rifkin Company, a manufacturer of specialty security bags and other manufacturers of golf and incentive award products. He is a member of the Compensation Committee of The Board of Directors.

* Roy W. Begley, Jr. and John Q. Sherman, II, are first cousins, and are nephews to Mary C. Nushawg and Charles F. Sherman, sister and brother.
- ------------------------------------------------------------

  The total number of meetings of the Board of Directors held during 1994 was six (6). All directors attended at least seventy-five percent (75%) of the Board of Directors' meetings and the committee meetings of which they were members during 1994.

  The Company has a standing Audit Committee which held three (3) meetings in 1994. John J. Schiff, Jr. is Chairman of the Committee. Ralph R. Burchenal and Charles F. Sherman are the other members of the Audit Committee. The function of the Audit Committee is to maintain a direct line of communication between the independent certified public accountants and the Board of Directors. The Audit Committee is also responsible for reviewing the Company's corporate accounting, auditing and financial reporting practices.

  The Company has a Compensation Committee which held three (3) meetings in 1994. F. David Clarke, III is Chairman of the Committee. Ralph R. Burchenal, Mary C. Nushawg and John Q. Sherman, II are the other members of the Compensation Committee. The function of the Compensation Committee is to study all forms of executive compensation and incentives and to report to the Board of Directors from time to time the results of the Committee's studies, together with its recommendations regarding executive compensation and incentives.

  The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors, which performs the function of a Nominating Committee, will consider nominees recommended by any shareholder which are submitted in writing by December 1, 1995.

  Non-officer members of the Board of Directors receive an annual fee of $20,000 as compensation for the services performed as a director. Non-officer directors also receive an annual fee of $3,000 for serving on the Audit Committee and Compensation Committee, and $5,500 for serving on the Pension Advisory Committee of the Board of Directors. Non-officer chairmen of the Audit and Compensation Committees receive an additional annual fee of $1,000 for the services they perform as chairmen. Non-officer chairmen of the Pension Advisory Committee receive an additional annual fee of $2,000 for the services they perform as chairmen. Each non-officer director is paid $1,000 for each Board of Directors' meeting which he or she attends in addition to the annual fees each non-officer director receives for serving on the Board of Directors. All non-officer directors also are paid all reasonable expenses which they incur in attending meetings or in otherwise discharging their duties as members of the Board of Directors or committees of the Board of Directors. Officer members of the Board of Directors do not receive any fees for serving as members of the Board of Directors or as members of any committees.

  The Company has a supplemental retirement benefit agreement with Paul H. Granzow which provides that the Company will supplement his retirement benefits from the Stanreco Plan to the extent necessary to provide him with annual retirement benefits equal to the greater of $150,000 or fifty percent (50%) of the average annual compensation paid to him for the five (5) year period immediately preceding the year of his termination of employment with the Company.

PROPOSAL 3. AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE
            AUTHORIZED SHARES OF STOCK

  The Company presently has issued and outstanding 23,940,017 shares of Common Stock with a par value of $1.00 each and has issued and outstanding 4,725,000 shares of Class A Stock with a par value of $1.00 each.

  The maximum number of shares of all classes of stock which the Company is authorized to have outstanding is 35,225,000 shares with a par value of $1.00 each, of which 30,500,000 are known and designated as Common Stock and 4,725,000 are known and designated as Class A Stock.

  The Board of Directors recommends that the maximum number of shares of all classes of stock which the Company is authorized to have outstanding be increased from 35,225,000 shares of stock with a par value of $1.00 each to 55,225,000 shares of stock with a par value of $1.00 each, of which 50,500,000 shares will be known and designated as Common Stock and 4,725,000 shares will be known and designated as Class A Stock. If this amendment is adopted, the voting strength of the Common Stock, as a class, will be increased relative to the voting strength of the Class A Stock, as a class, if additional Common Stock is issued.

  In order to increase the authorized shares of stock, the Board of Directors recommends that the first paragraph of Article Fourth of the Amended Articles of Incorporation of the Company which presently provides as follows:

        FOURTH: The maximum number of shares of all classes of stock which the corporation is authorized to have outstanding is 35,225,000 shares, of which 30,500,000 shares shall be known and designated as Common Stock and 4,725,000 shares shall be known and designated as Class A Stock. Each share of Common Stock and Class A Stock shall have a par value of $1.00.

be deleted and that the following paragraph be substituted for the present first paragraph of Article Fourth of the Amended Articles of Incorporation:

        FOURTH: The maximum number of shares of all classes of stock which the corporation is authorized to have outstanding is 55,225,000 shares, of which 50,500,000 shares shall be known and designated as Common Stock and 4,725,000 shares shall be known and designated as Class A Stock. Each share of Common Stock and Class A Stock shall have a par value of $1.00.

  If this amendment is adopted, the amendment will become effective April 19, 1995 (the "Effective Date").

  The proposed increase in the number of authorized shares is designed to reserve, as required by the Amended Articles of Incorporation of the Company, sufficient authorized but unissued shares of Common Stock to accommodate a conversion of the Class A Stock to Common Stock, and to increase the authorized but unissued Common Stock.

  After reserving sufficient shares to accommodate a conversion of the Class A Stock to Common Stock, the Company presently has available for issuance approximately 1,834,983 shares of Common Stock, and if the Amendment is adopted, will have approximately 21,834,983 shares of Common Stock available for issuance. The Board of Directors believes that it is advisable to increase the number of shares of authorized Common Stock in order to make available a potential source of capital to enable the Company to pursue future strategic growth opportunities including but not limited to, sales for cash, issuances for acquisitions and similar occurrences. There are no present plans, understandings or agreements regarding the issuance of these additional shares of Common Stock. Present shareholders have no pre-emptive right to subscribe for or to purchase any Common Stock hereafter issued by the Company.

  Unless otherwise indicated on the proxy, the Board of Directors intends that all shares of stock represented by the accompanying proxy will be voted in favor of adoption of the foregoing amendment to the Articles of Incorporation. In order for this amendment to be adopted, it must be approved by the affirmative vote of the holders of shares entitled to exercise two-thirds of the voting power of the Company and by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock, voting separately as a class.

PROPOSAL 4. SELECTION OF AUDITORS

  Action will be taken by the shareholders with respect to the selection of auditors for the Company to serve for the year 1995. The Board of Directors recommends that the firm of Battelle & Battelle, Certified Public Accountants, who served as auditors last year, be retained. Battelle & Battelle has no direct or any material indirect financial interest in the Company or any connection during the past three (3) years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The affirmative vote of the holders of the majority of the votes cast is required to retain Battelle & Battelle as the Company auditors for the year 1995.

  A representative of Battelle & Battelle is expected to be present at the Annual Meeting or any adjournments thereof. This representative will have an opportunity to make a statement to the shareholders and will be available to respond to appropriate questions from shareholders.

  The Board of Directors does not intend to present any other proposals for action by the shareholders at the Annual Meeting and has not been informed that any other person or persons intend to present any other proposal for action by shareholders at the Annual Meeting. If any proposals or other matters come before the Annual Meeting or any adjournments thereof, not now known to the Board of Directors, the persons voting the proxies will vote the shares they are authorized to vote on such proposals or matters in accordance with their best judgment.

G. OTHER MATTERS

  The expense of making the solicitation of proxies will consist of preparing and mailing the proxies, proxy statements, and related material, and the expense of any brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation and they will be paid by the Company.

BY THE ORDER OF THE BOARD OF DIRECTORS

REBECCA A. KAGAN
Secretary

Dayton, Ohio

                                    PROXY
                        THE STANDARD REGISTER COMPANY
            PROXY FOR ANNUAL SHAREHOLDERS MEETING, APRIL 19, 1995
            -----------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         -----------------------------------------------------------

  KNOW ALL MEN BY THESE PRESENTS That the undersigned, a shareholder of The Standard Register Company ("Company") hereby appoints JOHN K. DARRAGH, PAUL H. GRANZOW and WILLIAM P. SHERMAN ("Appointed Proxies") each with full power to substitute or act alone, to vote (the action of a majority of those present to control) with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held April 19, 1995, and any adjournments thereof, upon the following:

(1)   PROPOSAL TO FIX AND DETERMINE THE NUMBER OF DIRECTORS TO BE TEN
                                        / / FOR   / / AGAINST   / / ABSTAIN
(2)   ELECTION OF DIRECTORS
      A vote FOR includes discretionary authority (i) to cumulate votes selectively among the nominees and (ii) to vote for a substitute nominee if any of the nominees listed becomes unable or unwilling to serve.

      / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
          (except as marked to the contrary         to vote for all nominees
          below)                                    listed below

      INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nomine's name in the list below:
                   Roy W. Begley, Jr., Ralph R. Burchenal, F. David Clarke, III, John K. Darragh, Paul H. Granzow, Mary C. Nushawg, Peter S. Redding, John J. Schiff, Jr., Charles F. Sherman, John Q. Sherman, II.

(3) PROPOSAL TO AMEND ARTICLE FOURTH OF THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF STOCK FROM 35,225,000 SHARES OF STOCK WITH A PAR VALUE OF $1.00 EACH, OF WHICH 30,500,000 ARE KNOWN AND DESIGNATED AS COMMON STOCK AND OF WHICH 4,725,000 ARE KNOWN AND DESIGNATED AS CLASS A STOCK TO 55,225,000 SHARES OF STOCK WITH A PAR VALUE OF $1.00 EACH, OF WHICH 50,500,000 WILL BE KNOWN AND DESIGNATED AS COMMON STOCK AND OF WHICH 4,725,000 WILL BE
      KNOWN AND DESIGNATED AS CLASS A STOCK.
                / / FOR         / / AGAINST     / / ABSTAIN

(4) PROPOSAL TO APPROVE BATTELLE & BATTELLE, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.
                / / FOR         / / AGAINST     / / ABSTAIN

(5) According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof.

        The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described above.

                  (Continued and to be signed on reverse side)

  THE APPOINTED PROXIES WILL VOTE FOR EACH OF THE MATTERS SET FORTH ABOVE AT PARAGRAPHS (1), (2), (3) AND (4) WHICH ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ABOVE, IN WHICH CASE THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

IMPORTANT: Signature should agree with name on this proxy.  Executors, administrators, trustees, etc., should so indicate when signing.



                                         ____________________________________
                                                    signature
                                         ____________________________________
                                                    signature
                                         DATE:_________________________, 1995




PLEASE FILL IN, SIGN AND RETURN THIS PROXY WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.